Exhibit 99.6

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

IN RE:		}	CASE NUMBER
		}	3:16-bk-02235-PMG
PREMIER EXHIBITIONS NYC, LLC		}
		}	JUDGE	PAUL M. GLENN
}
DEBTOR.		}	CHAPTER 11

DEBTOR'S STANDARD MONTHLY OPERATING REPORT (BUSINESS)

FOR THE PERIOD
FROM	May 1, 2019	TO	May 31, 2019

Comes now the above-named debtor and files its Monthly Operating Reports in accordance with the
Guidelines established by the United States Trustee and FRBP 2015.

Attorney for Debtor's Signature

Debtor's Address			Attorney's Address
and Phone Number:			and Phone Number:

PREMIER EXHIBITIONS NYC, LLC			NELSON MULLINS (Attn: Daniel Blanks)

3045 Kingston Court, Suite I			50 N. Laura Street, 41st Floor

Peachtree Corners GA 30071			Jacksonville, FL 32202

+1 (404) 842-2600			+1 (904) 665-3600

Note: The original Monthly Operating Report is to be filed with the court and a copy simultaneously provided to the United States Trustee Office. Monthly Operating Reports must be filed by the 20th day of the following month.

For assistance in preparing the Monthly Operating Report, refer to the following resources on the
United States Trustee Program Website, http://www.usdoj.gov/ust/r21/reg_info.htm

1) Instructions for Preparations of Debtor’s Chapter 11 Monthly Operating Report
2) Initial Filing Requirements
3) Frequently Asked Questions (FAQs) http://www.usdoj.gov/ust/

SCHEDULE OF RECEIPTS AND DISBURSEMENTS
	FOR THE PERIOD BEGINNING	1-May-19	AND ENDING	31-May-19

Name of Debtor:	PREMIER EXHIBITIONS NYC, LLC		Case Number	3:16-bk-02235-PMG
Date of Petition:	14-Jun-16

		Current month		Cumulative
Petition to date

1. Funds at beginning of period per bank		$Nil	( a )	$Nil	( b )

2. Receipts:
A. Cash sales
Minus: Cash refunds
Net cash sales

	B. Accounts receivable	$ -

C. Other receipts (see MOR-3)
Note: invoice & receipts at the same time

3. Total receipts (lines 2A+2B+2C)		$ -		$ -

4. Total funds available for operations (line 1+line 3)		$Nil		$Nil

5. Disbursements
A. Advertising
B. Bank charges
C. Contract labour
D. Fixed asset payments (not incl in "N")
E. Insurance
F. Inventory payments
G. Leases
H. Manufacturing supplies
I. Office supplies
J. Payroll - net (see attachment 4B)
K. Professional fees (Accounting & legal)
L. Rent
M. Repairs & maintenance
N. Secured creditor payments (see attach 2)
O. Taxes paid - payroll (see attachment 4C)
P. Taxes paid - sales & use (see attach 4C)
Q. Taxes paid - Other (see attachment 4C)
R. Telephone
S. Travel & entertainment
T. U.S. Trustee Quarterly Fees
U. Utilities
V. Vehicle expenses (car rental)
W. Other operating expenses
6. Total Disbursements (sum of 5A thru W)		$ -		$ -
7. Ending balance (line 4 minus line 6)		$Nil	( c )	$Nil	( c )

I declare under penalty of perjury that this statement and the accompanying documents and reports are true and correct to the best of my knowledge and belief.
This 7th day of June, 2019		Signature	/s/ Jerome Henshall

(a)This number is carried forward from last month’s report. For the first report only, this number will be the balance as of the petition date.
(b)This figure will not change from month to month. It is always the amount of funds on hand as of the date of the petition.
(c)These two amounts will always be the same if form is completed correctly.